Exhibit 1
TAT TECHNOLOGIES LTD.

NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

Dear shareholders of TAT Technologies Ltd.:

Notice is hereby given that the annual and special general meeting of shareholders (the “Meeting”) of TAT Technologies Ltd. (the “Company”) will be held on August 15, 2024 at 17:00 P.M. Israel time, at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel.

The agenda of the Meeting shall be as follows:

1.
Approval of the re-appointment of Kesselman & Kesselman PwC Israel, a member of PricewaterhouseCoopers International Ltd., as our independent certified public accountants, effective as of the approval by the Meeting until our next Annual Meeting of Shareholders, and delegation to the Company's Board of Directors (or, the Audit Committee, if authorized by the Board of Directors) the authority to determine the accountants' remuneration in accordance with the volume and nature of their services;

2.
Approval of the re-election of each of Mr. Amos Malka, Gillon Beck and Ms. Ronnie Meninger (Independent Director), a to serve as Directors of the Company each to hold office until our next Annual Meeting of Shareholders;

3.
Approval of the re-election of Mr. Mordechai Glick as an external director, as defined in the Israeli Companies Law 5759-1999 (the "Companies Law"), including the approval of his compensation terms, for a three-year period starting on August 30, 2024; and

4.	Approval of the cancellation of the par value of the company’s Ordinary Shares and amendment of the Articles of Association of the Company to reflect such change.

In addition, the shareholders will be invited to discuss at the Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2023.

The approval of Items 1, 2 and 4 requires the affirmative vote of the holders of a majority of the voting power represented and voting on the matter in person or by proxy.

The approval of Item 3, requires the affirmative vote of at least a majority of the Shares present, in person or by proxy, and voting on the matter, provided that (i) such a majority includes at least a majority of the total votes of shareholders who are not controlling shareholders of the Company or who do not have personal interest do not have personal interest in the approval of the proposal set forth in Item 3 or (ii) the total number of Shares of the shareholders mentioned in clause (i) above that are voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the company, otherwise than by reason of being a director or other office holder of the company. A shareholder will be deemed to have a personal interest if any member of such shareholder's immediate family or their spouse has a personal interest in the adoption of the relevant proposal. In addition, a shareholder will be deemed to have a personal interest if a company, other than TAT Technologies, that is affiliated to such shareholder has a personal interest in the adoption of the relevant proposal. Such company is a company in which the shareholder or a member of such shareholder's immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. However, a shareholder will not be deemed to have a personal interest in the adoption of the proposal if the shareholder's interest in such proposal arises solely from ownership of TAT Technologies' shares, or to a matter that is not related to a relationship with a controlling shareholder.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for this Item 3 is deemed to confirm to the Company that such shareholder does not have a personal interest in the election of the external director (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on August 14, 2024, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. This notice should be addressed to the attention of Adv. Elad Amir.

Only shareholders of record at the close of business on June 26, 2024, (the “Record Date”) will be entitled to receive notice of, and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Shareholders who will not attend the Meeting in person may vote with respect to Items 1 through 4 by means of a proxy card and are required to complete, sign, date and return the proxy card no later than August 15, 2024, 13:00 P.M. Israel time, to permit verification. Voting will be done by completing the second part of the proxy card. The form of proxy card was furnished to the Securities and Exchange Commission (the “Commission”) on Form 6-K, and is available to the public on the Commission’s website at http://www.sec.gov. The form of proxy card is also available on the websites: www.magna.isa.gov.il or www.maya.tase.co.il.

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Position Statements: Shareholders wishing to express their position on Items 1 through 4 on the agenda for this Meeting may do so by submitting a written statement (hereinafter “Position Statement”) to the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. Any Position Statement received will be furnished to the Commission on Form 6-K, and will be made available to the public on the Commission’s website at http://www.sec.gov and in addition at http://www.magna.isa.gov.il or http://maya.tase.co.il. Position Statements should be submitted to the Company no later than August 8, 2024.

A shareholder is entitled to contact the Company directly and receive the text of the proxy card and any Position Statement.

A shareholder, whose shares are registered with a Tel-Aviv Stock Exchange Ltd. (the “TASE”) member and are not registered on the Company’s shareholders' register, is entitled to receive from the TASE member who holds the shares on the shareholder’s behalf, by e-mail, for no charge, a link to the text of the proxy card and to the Position Statements posted on the Israel Securities Authority website, provided, that the notice was provided with respect to a particular securities account, prior to the Record Date.

A shareholder whose Shares are registered with a member of the TASE, is required to prove his share ownership to vote at the Meeting. Such shareholder shall provide the Company with an ownership certificate (as of the Record Date) from that TASE member and is entitled to receive the ownership certificate in the branch of the TASE member or by mail to his address (in consideration of mailing fees only), if the shareholder so requested. Such a request will be made in advance for a particular securities account.

Alternatively, shareholders whose shares are registered with a member of the TASE may vote electronically via the electronic voting system of the Israel Securities Authority up to six (6) hours before the time fixed for the Meeting. You should receive instructions about electronic voting from the TASE member through which you hold your shares.

Discussion at the Meeting will be commenced if a quorum is present. A quorum is comprised of two or more shareholders who are present in person or by proxy, or who have delivered to the Company a proxy card indicating their manner of voting, and who hold or represent shares conferring in the aggregate at least one-third (33.33%) of the voting power in the Company. If a quorum is not present within half an hour of the time designated for the Meeting, the Meeting will be adjourned to August 22, 2024, at the same time and place. If a quorum is not present within half an hour of the time designated for the adjourned meeting, two shareholders who are present in person or proxy, or who have delivered a proxy card, will constitute a quorum.

The wording of the resolutions to be voted at the Meeting and relevant documents thereto may be inspected at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel during normal business hours and by prior coordination with Mr. Shachar Hananel (tel: +972-3-6235000 or +972-3-6235009).

Should changes be made to any Item on the agenda for the Meeting after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the Securities and Exchange Commission on Form 6-K and with the Israeli Securities Authority in the aforementioned internet websites.

By the Order of the Board of Directors,
/s/ Ehud Ben-Yair, CFO Dated: June 10, 2024

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TAT TECHNOLOGIES LTD.

P.O. Box 80, Gedera 70750 Israel
_____________________________

PROXY STATEMENT
_____________________________

ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 15, 2024

This Proxy Statement is furnished to the holders of ordinary shares, par value NIS 0.90 per share (the “Shares”), of TAT Technologies Ltd. in connection with the annual and special general meeting of shareholders of the Company to be held at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel on August 15, 2024 at 17:00 P.M. Israel time, and thereafter as it may be adjourned from time to time (the “Meeting”). Unless the context otherwise requires, references in this Proxy Statement to “TAT,” the “Company,” “We” or “Our” refer to TAT Technologies Ltd.

The agenda of the Meeting shall be as follows:

1.
Approval of the re-appointment of Kesselman & Kesselman PwC Israel, a member of PricewaterhouseCoopers International Ltd., as our independent certified public accountants, effective as of the approval by the Meeting until our next Annual Meeting of Shareholders, and delegation to the Company's Board of Directors (or, the Audit Committee, if authorized by the Board of Directors) the authority to determine the accountants' remuneration in accordance with the volume and nature of their services;

2.
Approval of the re-election of each of Mr. Amos Malka, Gillon Beck and Ms. Ronnie Meninger (Independent Director), a to serve as Directors of the Company each to hold office until our next Annual Meeting of Shareholders;

3.
Approval of the re-election of Mr. Mordechai Glick as an external director, as defined in the Israeli Companies Law 5759-1999 (the "Companies Law"), including the approval of his compensation terms, for a three-year period starting on August 30, 2024; and

4.	Approval of the cancellation of the par value of the Company’s Ordinary Shares and amendment of the Articles of Association of the Company to reflect such change.

In addition, the shareholders will be invited to discuss at the Meeting the Company’s audited consolidated financial statements for the year ended December 31, 2023.

Shareholders Entitled to Participate and Vote

Only holders of record of Shares at the close of business on June 26, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting.

As of January 31, 2024, the Company had 10,378,377 issued Shares and 10,103,904 outstanding Shares (excluding 274,473 dormant Shares held in treasury). Each outstanding Share is entitled to one vote on each matter to be voted on at the Meeting. The votes of all shareholders voting on a matter are counted and abstentions are not taken into account (other than for quorum purposes).

Beneficial Ownership of Securities

FIMI Opportunity V, L.P. and FIMI Israel Opportunity FIVE, Limited Partnership, or the FIMI Funds, are the beneficial holders of 52% of TAT’s Ordinary shares (5,254,908 shares).

The following table sets forth certain information as of January 31, 2024, regarding the beneficial ownership by all shareholders known to us to own beneficially 5% or more of our Ordinary shares:

Name	Number of Ordinary Shares Beneficially Owned (1)	Percentage of Ownership (2)
FIMI Funds (3)	5,254,908	52%
Yelin Lapidot (4)	704,406	7%

________________________

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options and warrants currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The percentages shown are based on 10,103,904 ordinary shares issued and outstanding as of January 31, 2024 (net of 274,473 dormant shares).
(3) Based on a Schedule 13D filed on August 14, 2013, and on Schedule 13D/A filed on December 12, 2016, FIMI Funds, FIMI FIVE 2012 Ltd., Shira and Ishay Davidi Management Ltd. and Mr. Ishay Davidi share voting and dispositive power with respect to the 5,254,908 ordinary shares held by the FIMI Funds. FIMI FIVE 2012 Ltd. is the managing general partner of the FIMI Funds. Shira and Ishay Davidi Management Ltd. controls FIMI FIVE 2012 Ltd. Mr. Ishay Davidi controls the Shira and Ishay Davidi Management Ltd. and is the Chief Executive Officer of all the entities listed above. The principal business address of each of the above entities and of Mr. Davidi is c/o FIMI FIVE 2012 Ltd., Electra Tower, 98 Yigal Alon St., Tel Aviv 6789141, Israel.
(4) Based on a Schedule 13G/A filed on January 31, 2024, Dov Yelin, Yair Lapidot, Yelin Lapidot Holdings Management Ltd. and Yelin Lapidot Provident Funds Management Ltd. share voting and dispositive power with respect to the 704,406 shares held by Yelin Lapidot Holdings Management Ltd. and Yelin Lapidot Provident Funds Management Ltd. The principal business address of each of the above entities and persons is 50 Dizengoff St., Dizengoff Center, Gate 3, Top Tower, 13th floor, Tel Aviv 64332, Israel.

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Voting and Proxies

All shareholders who are unable to attend the Meeting in person may vote with respect to Items 1 through 4 by means of a proxy card and they are requested to complete, date and sign the enclosed form of proxy and return it promptly in the pre-addressed envelope provided. If your Shares are held in “street name” (meaning in the name of a bank, broker or other record holder), you must either direct the record holder of your Shares as to how to vote your Shares or obtain a legal proxy from the record holder to vote the Shares at the Meeting on behalf of the record holder as well as a statement from such record holder that it did not vote such Shares. In order for these Shares to be counted, a duly executed proxy must be received by the Company’s Transfer Agent or by the Company, c/o Mr. Shachar Hananel, at the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel (on the 1th Floor), no later than August 15, 2024 at 13:00 P.M., Israel time. Shares represented by proxy received after such time will not be counted. Any such proxy may be revoked by such holders at any time before it is exercised by: (i) delivering written revocation or a later dated proxy to Mr. Shachar Hananel; or (ii) attending the Meeting and voting in person.

Upon the receipt of a properly executed proxy in the form enclosed herewith, the persons named as proxies therein will vote the Shares covered thereby in accordance with the directions of the shareholder executing such proxy.

Alternatively, you may vote electronically via the electronic voting system of the Israel Securities Authority, up to six (6) hours before the time fixed for the Meeting. You should receive instructions about electronic voting from the TASE member through which you hold your Shares.

Expenses and Solicitation

Shareholders wishing to express their position on Items 1 through 4 on the agenda for this Meeting may do so by submitting a written statement (“Position Statement”) to the offices of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel (on the 1th Floor). Any Position Statement received will be furnished to the Securities and Exchange Commission (the “Commission”) on Form 6-K, and will be made available to the public on the Commission’s website at http://www.sec.gov and in addition at http://www.magna.isa.gov.il or http://maya.tase.co.il.

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Should changes be made to any proposal after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the SEC on Form 6-K and with the Israel Securities Authority.

Position Statements should be submitted to the Company no later than August 8, 2024.

We know of no other matters to be submitted at the Meeting other than as specified herein. If any other business is properly brought before the Meeting, the persons named as proxies may vote in respect thereof in accordance with their best judgment.

These proxy and proxy card shall also serve as a voting deed (ktav hatzba’a) as such term is defined under the Companies Law.

The Company expected to solicit proxies by mail and to mail this proxy statement and the accompanying proxy card to shareholders on or about July 1, 2024. This proxy statement and the accompanying proxy card are also available to the public through the following websites http://www.sec.gov, http://www.magna.isa.gov.il or http://maya.tase.co.il.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Shares held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs.

Quorum and Voting Requirements

The quorum required consists of two or more shareholders who are present in person or proxy (or who have delivered a proxy card indicating their manner of voting) and who together hold or represent Shares conferring in the aggregate at least one third (33.33%) of the voting power in the Company on the Record Date. If a quorum is not present within one half hour of the time designated for the Meeting, the Meeting shall be adjourned to August 22, 2024, at the same time and place. If a quorum is not present within one half hour of the time designated for the adjourned Meeting, two shareholders who are present in person or by proxy, or who have delivered a proxy card, shall constitute a quorum.

The approval of Items 1, 2 and 4 requires the affirmative vote of the holders of a majority of the voting power represented and voting on the matter in person or by proxy.

The approval of Item 3, requires the affirmative vote of at least a majority of the Shares present, in person or by proxy, and voting on the matter, provided that (i) such a majority includes at least a majority of the total votes of shareholders who are not controlling shareholders of the Company or who do not have personal interest do not have personal interest in the approval of the proposal set forth in Item 3 or (ii) the total number of Shares of the shareholders mentioned in clause (i) above that are voted against such proposal does not exceed two percent (2%) of the total voting rights in the Company.

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Under the Companies Law, in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the company, otherwise than by reason of being a director or other office holder of the company. A shareholder will be deemed to have a personal interest if any member of such shareholder's immediate family or their spouse has a personal interest in the adoption of the relevant proposal. In addition, a shareholder will be deemed to have a personal interest if a company, other than TAT Technologies, that is affiliated to such shareholder has a personal interest in the adoption of the relevant proposal. Such company is a company in which the shareholder or a member of such shareholder's immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. However, a shareholder will not be deemed to have a personal interest in the adoption of the proposal if the shareholder's interest in such proposal arises solely from ownership of TAT Technologies' shares, or to a matter that is not related to a relationship with a controlling shareholder.

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for this Item 3 is deemed to confirm to the Company that such shareholder does not have a personal interest in the election of the external director (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on August 14, 2024, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel.

Reporting Requirements

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers. We fulfill these requirements by filing reports with the Commission. Our filings with the Commission may be inspected without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. The circulation of this notice and proxy statement should not be taken as an admission that we are subject to the proxy rules under the Exchange Act.

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After Careful Consideration, Our Board Recommends That Shareholders Vote “For” The Proposals Described In This Proxy Statement.

ITEM 1: APPROVAL OF THE RE-APPOINTMENT OF KESSELMAN & KESSELMAN PWC ISRAEL, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, EFFECTIVE AS OF THE APPROVAL BY THE MEETING UNTIL OUR NEXT ANNUAL MEETING OF SHAREHOLDERS, AND DELEGATION TO THE COMPANY'S BOARD OF DIRECTORS (OR, THE AUDIT COMMITTEE, IF AUTHORIZED BY THE BOARD OF DIRECTORS) THE AUTHORITY TO DETERMINE THE ACCOUNTANTS' REMUNERATION IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES.

Under the Companies Law and the Company’s articles of association, the shareholders of the Company are authorized to appoint the Company’s independent certified public accountants. In addition, the approval by the Company’s Audit Committee of the re-appointment and remuneration of the independent certified public accountants is required under the corporate governance rules of The NASDAQ Stock Market.

We first appointed Kesselman & Kesselman PwC Israel, a member of PricewaterhouseCoopers International Ltd., as our independent certified public accountants in 2009. Kesselman & Kesselman PwC Israel has no relationship with us or any of our affiliates except as auditors.

At the Meeting, and in accordance with the recommendation of our Audit Committee and Board of Directors, the shareholders will be asked to approve the re-appointment of Kesselman & Kesselman PwC Israel as our independent registered public accountants effective as of the approval by the Meeting and until the Company's next Annual Meeting of Shareholders. As a result of Kesselman & Kesselman PwC Israel’s familiarity with our operations and its reputation in the auditing field, our Audit Committee and Board of Directors believe that Kesselman & Kesselman PwC Israel has the necessary personnel, professional qualifications and independence to act as our independent certified public accountants.

At the Meeting, the shareholders will also be asked to delegate to our Board of Directors (or, the Audit Committee, if authorized by the Board of Directors) the authority to determine the remuneration of our independent certified public accountants according to the volume and nature of their services. With respect to fiscal year 2023, we approved payment to Kesselman & Kesselman PwC Israel of approximately 396,873 US$ for audit services (including special approvals) and 19,571 US$ for tax-related services.

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It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

“RESOLVED, THAT THE RE-APPOINTMENT OF KESSELMAN & KESSELMAN PWC ISRAEL, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY EFFECTIVE AS OF THE APPROVAL BY THE MEETING AND UNTIL THE COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS, BE AND HEREBY IS APPROVED, AND IT IS FURTHER RESOLVED, THAT THE BOARD OF DIRECTORS (OR, THE AUDIT COMMITTEE, IF AUTHORIZED BY THE BOARD OF DIRECTORS) BE, AND HEREBY ARE, AUTHORIZED TO DETERMINE THE REMUNERATION OF SUCH AUDITORS IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES.”

ITEM 2: APPROVAL OF THE RE-ELECTION OF EACH OF MR. AMOS MALKA, GILLON BECK AND MS. RONNIE MENINGER (INDEPENDENT DIRECTOR), A TO SERVE AS DIRECTORS OF THE COMPANY EACH TO HOLD OFFICE UNTIL OUR NEXT ANNUAL MEETING OF SHAREHOLDERS.

The Company's Articles of Association provide for a Board of Directors consisting of no less than two and no more than eleven members. Our Board of Directors is currently composed of 5 directors (prior to this Meeting), including two external director appointed in accordance with the Companies Law. Our directors, other than our external directors, are elected at each annual meeting of shareholders. All the members of our Board of Directors (except the external directors who may be re-elected pursuant to the terms and subject to the conditions stipulated in the Companies Law) may be re-elected upon completion of their term of office.

At the Meeting, our shareholders are being asked to re-elect Mr. Amos Malka and Ms. Ronnie Meninger (Independent Director) to serve as directors of the Company, to hold office until our next Annual General Meeting of Shareholders and to elect Mr. Gillon Beck to serve as director of the Company, to hold office until our next Annual General Meeting of Shareholders.

Under the Companies Law, the Board of Directors of a public company is required to determine the minimum number of directors with “accounting and financial expertise” who will serve on the board. Our Board of Directors determined that at least two directors must have “accounting and financial expertise” as such term is defined by regulations promulgated under the Companies Law. The audit committee determined on July 18th 2022 that Ms. Ronnie Meninger qualifies as an “independent” director within the meaning of this term under the Companies Law.

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We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules. As such, we are exempt from the NASDAQ Marketplace Rules requirement that a majority of a company’s Board of Directors must qualify as independent directors within the meaning of the NASDAQ Marketplace Rules. We are also exempt from the NASDAQ Marketplace Rules requirement regarding the process for the nomination of directors; instead, we follow Israeli law and practice in accordance with which directors are proposed by the Board of Directors and elected by the shareholders, unless otherwise provided in a company’s articles of association. Our articles of association provide that the directors (except the external directors) may also be appointed by a vote of a majority of directors then in office. Our practice has been that our director nominees are presented in our proxy statement for election at our annual meetings of shareholders.

Under the Companies Law, the affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, entitled to vote and voting thereon, is required to re-elect each of the nominees named above.

Set forth below is information about each nominee, including age, position(s) held with the Company, principal occupation, business history and other directorships held.

Mr. Amos Malka (71) was elected as Chairman of our Board of Directors in June 2016. Mr. Malka is the founder and chairman of Spire Security Solutions Ltd., a security, intelligence and cyber security provider. From 2018 until 2022 Mr. Malka was the Chairman of the Board of Directors of Aitech Rugged Group Inc. From 2007 until 2015, Mr. Malka served as the chairman and CEO of Logic Industries Ltd. From 2007 until 2010, he also served as chairman of Plasan Sasa LTD., an armored vehicle manufacturer. From 2005 until 2007, he served as the chairman of Albar, a leading company in the Israeli automobile sector. From 2002 until 2005, Mr. Malka served as the CEO of Elul Technologies Ltd., Israel’s largest aerospace and defense business development and consulting company.Mr. Malka also serves on the boards of directors of Imagesat International and Delek Automotive System. Mr. Malka retired from the IDF in 2002 at the rank of Major General, after 31 years of service. He served as commander of the IDF Ground Forces Command, and later as Head of the Israeli Defense Intelligence, a post he held until his retirement in 2002. Mr. Malka holds B.A. in History from Tel Aviv University, Israel. He also graduated from the IDF Staff & Command College and its National Defense Academy.

 Mr. Gillon Beck (62) joined TAT’s Board of Directors in Novembr 2022, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, the controlling shareholder of TAT, as well as a Director of the FIMI Opportunity Funds’ General Partners and SPV companies. In addition, Mr. Beck currently serves as Chairman of the Board of ImageSat Ltd(TASE), Emet Computing Ltd. (TASE), Hiper Global TASE), Gal-Shvav Ltd, Bet Shemesh Engines Ltd. (TASE), Inrom Industries Ltd., Senstar Technologies Corporation Ltd. (NASDAQ) Bird Aerosystems Ltd, and is a director of Rafa Laboratories Ltd., Simplivia Ltd., Orbit Technologies Ltd (TASE) , Carmel Forge Ltd.,  AITECH Ltd, Stern Engineering Ltd., Utron Ltd. ( TASE) and Unitronics (1989) (RG) Ltd (TASE) Payton Industries (TASE), Payton Planar (BSE). During the past five years, Mr. Beck had served as a member of the Board of Directors of the following public companies:  Ham-Let Ltd., Inrom Construction Ltd. From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd. (TASE). Mr. Beck received a Bachelor of Science degree (Cum Laude) in Industrial Engineering in 1990 from the Technion – Israel Institute of Technology, and a Master of Business Administration in Finance in 1992 from Bar-Ilan University.

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Ms. Ronnie Meninger (67) joined TAT's Board of Directors as an independent director in November 2021. Ms. Meninger bring vast experience in industrial companies, having served as CEO of Chemada fine chemicals Ltd. And Algatechnologies Ltd. Among other managerial positions in various companies. She also serves on the boards of Kafrit, Albaad and Maytronics. For the last 6 years she acts as a business consultant for companies and startups. Mrs. Meninger holds a BSc in Life Sciences and an MBA from the Hebrew University of Jerusalem.

Board Diversity

We are dedicated to ensuring equality and diversity in our Company. Our Board of Directors has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. In addition, Nasdaq’s recently adopted Board Diversity Rule is a disclosure standard designed to encourage a minimum board diversity objective for companies and provide stakeholders with consistent, comparable disclosures concerning a listed company’s current board composition. Since the Board Diversity Rule became effective in August 2022, a company that is a “foreign private issuer” (as defined in SEC rules) like TAT will be required to initially have, or explain why it does not have, at least one director who self-identifies as female, an underrepresented minority or LGBTQ+. Our current board composition follows these requirements. Each term used above and, in the matrix, below has the meaning given to it in Nasdaq Listing Rule 5605(f). The matrix below provides certain highlights of the composition of our Board members based on self-identification.

Country of Principal Executive Offices	Israel
Foreign Private Issuer	Yes
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	5

As of December 31, 2023 Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

As of June 10, 2024 Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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Attached as Appendix A are the declarations according to the Companies Law of Mr. Amos Malka, Mr. Gillon Beck and Ms. Ronnie Meninger.

Each of the director nominees has certified to the Company that he or she complies with all requirements under the Companies Law for serving as a director.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

“RESOLVED, TO APPROVE THE RE-ELECTION OF EACH OF MR. AMOS MALKA, MR. GILLON BECK AND MS. RONNIE MENINGER (INDEPENDENT DIRECTOR), TO SERVE AS DIRECTORS OF THE COMPANY AND TO HOLD OFFICE UNTIL OUR NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS”.

ITEM 3: APPROVAL OF THE RE-ELECTION OF MR. MORDECHAI GLICK AS AN EXTERNAL DIRECTOR, AS DEFINED IN THE ISRAELI COMPANIES LAW 5759-1999 (THE "COMPANIES LAW"), INCLUDING THE APPROVAL OF HIS COMPENSATION TERMS, FOR A THREE-YEAR PERIOD STARTING ON AUGUST 30, 2024

The Companies Law requires Israeli companies with shares that have been offered to the public, to appoint at least two external directors. Our Board of Directors is currently composed of two external directors appointed in accordance with the Israeli Companies Law (Mr. Mordechai Glick and Mr. Aviram Halevi). The current term of office of Mr. Glick, expires in August 2024, and the shareholders are being asked to re-elect Mr. Glick as an external director for an additional three-year term.

10

Mr. Mordechai Glick (71) joined TAT's Board of Directors as an external director in August 2021. From 1991 until 2021, Mr. Glick served as the CEO of Overseas Commerce Ltd.  a company which is traded on the TASE. Prior to that, from 1979 until 1990, he served as CFO and controller of Clal Trading and its subsidiaries. Since 2021, Mr. Glick served on the board of directors of Overseas Commerce Ltd. Mr. Glick is a Certified Public Accountant (Israel) and holds a Bachelor’s degree in Accounting and Economics from Bar-Ilan University, Israel.

Mr. Mordechai Glick has certified that he fulfills the conditions required for being appointed as an external director according to the Israeli Companies Law.

 Attached as Appendix B is the declaration according to the Companies Law of Mr. Mordechai Glick.

Subject to the approval of Mr. Glick's re-election by the Meeting, Mr. Glick's recompense will include entitlement to benefit from an indemnification, and D&O insurance under the same conditions as the other directors and in accordance with the Company's Compensation Policy.

Additionally, Subject to the approval of Mr. Glick's re-election by the Meeting, Mr. Glick will be entitled to compensation at the fixed sum, in accordance with the Compensation Regulations of the Israeli Companies Regulations (Rules Regarding Compensation and Expenses for an External Director), 2000.

  The aforementioned compensation terms are the same to the compensation terms he received during his first service as an external director.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution:

“RESOLVED, TO APPROVE THE RE-ELECTION OF MR. GLICK AS AN EXTERNAL DIRECTOR OF THE COMPANY AND TO HOLD OFFICE FOR A PERIOD OF THREE (3) YEARS STARTING ON AUGUST 30, 2024.

FURTHER RESOLVED, TO APPROVE MR. GLICK'S ENTITLEMENT TO INDEMNIFICATION, D&O INSURANCE IN ACCORDANCE WITH THE COMPANY'S COMPENSATION POLICY AND COMPENSATION AT THE FIXED SUM, IN ACCORDANCE WITH THE COMPENSATION REGULATIONS OF THE COMPANIES REGULATIONS (RULES REGARDING COMPENSATION AND EXPENSES FOR AN EXTERNAL DIRECTOR), 2000.

11

In accordance with the Israeli Companies Regulations (Reliefs for Companies with Securities Listed on Foreign Stock Exchanges), 5760-2000 (the “Relief Regulations”), a shareholder submitting a vote for this Item 3 is deemed to confirm to the Company that such shareholder does not have a personal interest in the election of the external director (excluding a personal interest that is not related to a relationship with a controlling shareholder) and is not a controlling shareholder, unless such shareholder had delivered the Company a notice in writing stating otherwise, no later than 10 a.m., Israel time, on August 14, 2024, to the office of Naschitz, Brandes, Amir & Co., Advocates, located at 5 Tuval Street, Tel-Aviv, Israel. This notice should be addressed to the attention of Adv. Elad Amir.

ITEM 4: APPROVAL OF THE CANCELLATION OF THE PAR VALUE OF THE COMPANY’S ORDINARY SHARES AND AMENDMENT OF THE ARTICLES OF ASSOCIATION OF THE COMPANY TO REFLECT SUCH CHANGE.

Currently, the Company's Ordinary Shares have a par value of 0.9 NIS.

The Board of Directors recommends that the General Meeting of shareholders approve an amendment to the Company's Articles of Association to cancel the par value of the Company’s Ordinary Shares.

In modern companies laws the concept of par value of shares is increasingly becoming obsolete. The rationale for the par value concept was originally to set the maximum liability of a shareholder and to protect creditors of a company. For all intents and purposes, the par value of a share represented the minimum legal price for which a company may issue its shares. Nonetheless, where the par value does not indicate the real economic value of the share, a par value regime may be misleading and lead to superfluous accounting complexity. International trends calling for the adoption of a no-par value regime believe that such regime may provide companies with enhanced flexibility in designing the structure of the share capital. The Company therefore desires to cancel its par value.

Moreover, the cancellation of the par value of the Company’s ordinary shares will not alter in any way the rights bestowed by an ordinary share to its holder in relation to right to vote, receive dividends and to participate in distributions as set forth in the Company’ articles of association.

We propose to amend our Articles of Association in the manner set forth on Appendix C.

It is therefore proposed that at the Meeting the shareholders adopt the following resolution: "RESOLVED, TO APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF ASSOCIATION CANCELLING THE PAR VALUE OF THE COMPANY’S ORDINARY SHARES."

12

OTHER BUSINESS

The Management knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, the persons named in the enclosed proxy will vote upon such matters in accordance with their best judgment.

Should changes be made to any Item on the agenda for the Meeting after the publication of this Proxy Statement, we will communicate the changes to our shareholders through the publication of a press release, a copy of which will be filed with the Securities and Exchange Commission on Form 6-K and with the Israeli Securities Authority.

By the Order of the Board of Directors,
/s/ Ehud Ben-Yair, CFO Dated: June 10, 2024

13

APPENDIX A
DECLARATIONS

Director Eligibility Declaration

Pursuant to Sections 224A – 227 of the Companies Law, 5759-1999 (hereinafter: "the Law") and stating the expertise of the director in accordance to the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005, and for observance of Sections 92(A)(12) and 219(d) of the Companies Law, intended for tenure in TAT TECHNOLOGIES LTD. (hereinafter: "the Company")

Date of appointment:          the date of the Annual General meeting of Shareholders

Name of Candidate:		Amos	Malka
		First name	Surname

Name in English		Amos	Malka
(according to passport)		First name	Surname

ID No.	051760007

Date of birth:		24/01/1953	Nationality:	Israel

My address:		Shaul Hamelech	Tel-Aviv	6473301
		Street	Town	Zip code

Declarations

A.	I hereby confirm my consent to serve as a director in the Company.

B.
I possess the necessary qualifications and skills and have the ability to dedicate the adequate time for the purpose of fulfilling my position as a director in the Company, taking into account, among other things, the Company's special needs and its size, as required by the Law.

My qualifications were presented to the Company. For more information please see the most recent Form 20-F, which includes a updated description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

C.	I declare that I meet the eligibility requirements provided for by the Companies Law to serve as a director in the Company, and I declare that:

1.	I am not a minor, legally incompetent and I was not declared non-discharged bankrupt.

2.	My other positions or occupations will not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

3.
I have not been convicted in a judgment in the first instance of the following offences and if I was previously convicted in a judgment of the following offences, the court determined, at the time of conviction or thereafter, at my request, that albeit my conviction of the following offences and considering, inter alia, the circumstances under which the offence was committed, I have no hindrance to serve as a director in a public company or that five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company) elapsed from the date the judgment of which I was convicted was rendered,  at the court's decision:

a)
Offences pursuant to Sections 290 to 297, 392, 415, 418 to 420 and 422 to 428 of the Penal Law, 5737-1977, and pursuant to Sections 52C, 52D, 53(A) and 54 of the Securities Law, 5728-1968 (hereinafter: "the Securities Law") or Any other offence determined by the Minister of Justice by virtue of Section 226(C) of the Companies Law, 5759-1999.

b)	Conviction in a court outside Israel of offences of bribery, deceit, offences by managers of a corporate body or offences involving misuse of inside information.

4.	I have not been convicted in a judgment in the first instance of any other offence, which is not mentioned in section 4 above, in respect of which a court holds that, due to the substance, gravity or circumstances of such offense, I am not fit to serve as a director in either a public company or a private company which is a bonds' company and if I was convicted in the past in a judgment in the first instance of the abovementioned offence, five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company or a Bonds' company) elapsed from the date the judgment of which I was convicted was rendered, at the court's decision.

5.	No means of Enforcement (as defined in the Securities Law) have been imposed on me by The Administrative Enforcement Committee (as defined in the Securities Law) which forbids me to serve as a director in any public company or Bonds' company and/or the Company and if such means of enforcement was imposed on me, the period prescribed by the Administrative Enforcement Committee in its decision elapsed.

6.	If I cease to meet any of the conditions required pursuant to the Companies Law to my serving as a director in the Company or if there is any ground for the expiry of my tenure as a director in the Company, including due to conviction by a judgment in the first instance of an offence as stated in Section 4(A) or 5 above and/or due to a decision of the Administrative Enforcement Committee, as defined above – I will immediately inform the Company accordingly and my tenure will expire on the date the notice is delivered. I am aware that pursuant to Section 234 of the Companies Law, breaching such duty of disclosure will be deemed as having committed a breach of my fiduciary duty to the Company.

D.
For the purpose of considering whether you are eligible to serve as a director with accounting and financial expertise or Professionally Eligible Director, please declare as follows, all definiteness are as of the date hereof in the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005: [1]

☐   Eligible to serve as a Director with accounting and financial expertise;

☒   Eligible to serve as a Professionally Eligible Director;

☐   None of the above;

E.	For the purpose of considering whether you are an independent director, I declare as follows[2]:

☒	I am not a relative of the Company's controlling person.

☒
At the time of the appointment or during the preceding two years I, my Relative,  employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no connection to the Company, to the Company's controlling person or to the controlling person's Relative or to another corporation or company having no controlling person or to anyone holding the controlling block or to anyone who is, at the time of the appointment, the chairman of the board of directors, the CEO, substantial shareholder or most senior office holder in the financial area;

For the purpose of the declaration pursuant to this Section E:

"Connection" – the existence of labor relations, business or professional relations generally or control as well as acting as an office holder, other than a director appointed to serve as an external director in a company about to offer shares to the public for the first time, other than extraordinary cases pursuant to the Companies Regulations (Matters that do not Constitute Connection), 5767-2006 and other than serving as a director in a company prior to being classified as an independent director;

"Another Corporation" – a corporation the controlling person of which, at the time of the appointment or during the preceding two years, is the Company or its controlling person.

"Relative" – spouse, brother or sister, parent, parent's parents, offspring as well as the offspring, brother, sister or parent of the spouse or the spouse of each of the aforesaid.

Without derogating from the abovementioned, I, my Relative, employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no business or professional relationship with anyone the connection with is forbidden pursuant to the provisions in this Section above, even if such relationship is not generally, other than minor relationship, and I did not receive any consideration in addition to the compensation and expense reimbursement to which I am entitled, pursuant to the Companies Regulations (Rules regarding Compensation and Expense Reimbursement of External Directors), 5760-2000, directly or indirectly, due to serving as a director in the Company.

1 Please tick all relevant boxes.
2 Please tick all relevant boxes.

I know that if such relations shall take place and/or such consideration will be received by me during my tenure, it will be seen as a breach of the terms required for my appointment or tenure as Independent Director.

☒	My other positions or occupations do not or may not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

☒	I do not serve as a director in another company in which any of the Company's directors serves as an independent director[3].

☒	I am not an employee of the Securities Authority nor am I an employee of any stock exchange in Israel.

☒	I do not serve as a director in the Company for more nine consecutive years.

For the purpose of the declaration pursuant to this Section E:

The termination of tenure which does not exceed two years will not be regarded as terminating the continuity of tenure.

For the purpose of this Section an "Independent Director" is a director meeting all the conditions and tests in Section E above.

☐	I do not meet all or some of the conditions and tests stated above and therefore, I do not meet the definition of an "Independent Director".

F.	My holdings of Securities of the Company, its Held Company[4], if its activity is material for the Company's activity, are as follows: None.

G.
I am aware that I must immediately report the Company of any increase or decrease in my holdings of Securities of the Company, or a Held Company[4], if its activity is material for the Company's activity.

H.
Are you an employee/office holder of the Company, its subsidiary, an affiliate thereto or a party of interest of the Company, if so – do provide further details: I was elected as the Chairman of the Board of Directors in June 2016.

I.	Are you a family member of a senior office holder in the Company or of a party of interest of the Company, if so – do provide further details: No

J.
After having carefully read and understood all the aforesaid, I declare that all the aforesaid is true and that the identifying details are accurate and full and have been written by me, in my handwriting, and that I am aware that the provisions of the Companies Law stated above are not an exhaustive and final list and I know my full duties and rights pursuant to the Law.

In addition, I do not know of any other substantial detail that may affect my tenure as a director and/or the decision of the Company's audit committee as to my compliance with the eligibility conditions and tests to serve as an Independent Director and that had I known of any such detail, I would have indicated it in the declaration. If such detail is known to me, I will notify the Company immediately.

5.14.2024 Date	/s/ Amos Malka Signature

3  Including an External Director.
4 "Held Company" – a consolidated company, a proportionately consolidated company or an associate. "Associate"  - as defined in the generally accepted accounting principles, and a company in which the corporation holds joint control and which is treated in accordance with the equity method.

 Director Eligibility Declaration

Pursuant to Sections 224A – 227 of the Companies Law, 5759-1999 (hereinafter: "the Law") and stating the expertise of the director in accordance to the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005, and for observance of Sections 92(A)(12) and 219(d) of the Companies Law, intended for tenure in TAT TECHNOLOGIES LTD. (hereinafter: "the Company")

Date of appointment:          the date of the Annual General meeting of Shareholders

Name of Candidate:		Gillon	Beck
		First name	Surname

Name in English		Gillon	Beck
(according to passport)		First name	Surname

ID No.	57382780

Date of birth:		16/02/1962	Nationality:	Israel

My address:		Igal Alon	Tel Aviv-Yaffo	6789141
		Street	Town	Zip code

Declarations

A.	I hereby confirm my consent to serve as a director in the Company.

B.
I possess the necessary qualifications and skills and have the ability to dedicate the adequate time for the purpose of fulfilling my position as a director in the Company, taking into account, among other things, the Company's special needs and its size, as required by the Law.

My qualifications were presented to the Company. For more information please see the Proxy Statement for the Annual General Meeting, which includes a updated description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

C.	I declare that I meet the eligibility requirements provided for by the Companies Law to serve as a director in the Company, and I declare that:

1.	I am not a minor, legally incompetent and I was not declared non-discharged bankrupt.

2.	My other positions or occupations will not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

3.
I have not been convicted in a judgment in the first instance of the following offences and if I was previously convicted in a judgment of the following offences, the court determined, at the time of conviction or thereafter, at my request, that albeit my conviction of the following offences and considering, inter alia, the circumstances under which the offence was committed, I have no hindrance to serve as a director in a public company or that five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company) elapsed from the date the judgment of which I was convicted was rendered,  at the court's decision:

a)
Offences pursuant to Sections 290 to 297, 392, 415, 418 to 420 and 422 to 428 of the Penal Law, 5737-1977, and pursuant to Sections 52C, 52D, 53(A) and 54 of the Securities Law, 5728-1968 (hereinafter: "the Securities Law") or Any other offence determined by the Minister of Justice by virtue of Section 226(C) of the Companies Law, 5759-1999.

b)	Conviction in a court outside Israel of offences of bribery, deceit, offences by managers of a corporate body or offences involving misuse of inside information.

4.	I have not been convicted in a judgment in the first instance of any other offence, which is not mentioned in section 4 above, in respect of which a court holds that, due to the substance, gravity or circumstances of such offense, I am not fit to serve as a director in either a public company or a private company which is a bonds' company and if I was convicted in the past in a judgment in the first instance of the abovementioned offence, five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company or a Bonds' company) elapsed from the date the judgment of which I was convicted was rendered, at the court's decision.

5.	No means of Enforcement (as defined in the Securities Law) have been imposed on me by The Administrative Enforcement Committee (as defined in the Securities Law) which forbids me to serve as a director in any public company or Bonds' company and/or the Company and if such means of enforcement was imposed on me, the period prescribed by the Administrative Enforcement Committee in its decision elapsed.

6.	If I cease to meet any of the conditions required pursuant to the Companies Law to my serving as a director in the Company or if there is any ground for the expiry of my tenure as a director in the Company, including due to conviction by a judgment in the first instance of an offence as stated in Section 4(A) or 5 above and/or due to a decision of the Administrative Enforcement Committee, as defined above – I will immediately inform the Company accordingly and my tenure will expire on the date the notice is delivered. I am aware that pursuant to Section 234 of the Companies Law, breaching such duty of disclosure will be deemed as having committed a breach of my fiduciary duty to the Company.

D.
For the purpose of considering whether you are eligible to serve as a director with accounting and financial expertise or Professionally Eligible Director, please declare as follows, all definiteness are as of the date hereof in the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005: [1]

☒   Eligible to serve as a Director with accounting and financial expertise;

☐   Eligible to serve as a Professionally Eligible Director;

☐   None of the above;

E.	My holdings of Securities of the Company, its Held Company[2], if its activity is material for the Company's activity, are as follows: None.

F.
I am aware that I must immediately report the Company of any increase or decrease in my holdings of Securities of the Company, or a Held Company[4], if its activity is material for the Company's activity.

G.
Are you an employee/office holder of the Company, its subsidiary, an affiliate thereto or a party of interest of the Company, if so – do provide further details: I am a partner in the FIMI fund, the controlling shareholder of the company.

H.	Are you a family member of a senior office holder in the Company or of a party of interest of the Company, if so – do provide further details: No

I.
After having carefully read and understood all the aforesaid, I declare that all the aforesaid is true and that the identifying details are accurate and full and have been written by me, in my handwriting, and that I am aware that the provisions of the Companies Law stated above are not an exhaustive and final list and I know my full duties and rights pursuant to the Law.

In addition, I do not know of any other substantial detail that may affect my tenure as a director and/or the decision of the Company's audit committee as to my compliance with the eligibility conditions and tests to serve as an Independent Director and that had I known of any such detail, I would have indicated it in the declaration. If such detail is known to me, I will notify the Company immediately.

5.12.2024 Date	/s/ Gilon Beck Signature

1 Please tick all relevant boxes.
2 "Held Company" – a consolidated company, a proportionately consolidated company or an associate. "Associate"  - as defined in the generally accepted accounting principles, and a company in which the corporation holds joint control and which is treated in accordance with the equity method.

Director Eligibility Declaration

Pursuant to Sections 224A – 227 of the Companies Law, 5759-1999 (hereinafter: "the Law") and stating the expertise of the director in accordance to the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005, and for observance of Sections 92(A)(12) and 219(d) of the Companies Law, intended for tenure in TAT TECHNOLOGIES LTD. (hereinafter: "the Company")

Date of appointment:          the date of the Annual General meeting of Shareholders

Name of Candidate:		Ronnie	Meninger
		First name	Surname

Name in English		Ronnie	Meninger
(according to passport)		First name	Surname

ID No.	54484860

Date of birth:		September 28, 1956	Nationality:	Israeli

My address:		21 Habesor St.	Meitar	85025
		Street	Town	Zip code

Declarations

A.	I hereby confirm my consent to serve as a director in the Company.

B.
I possess the necessary qualifications and skills and have the ability to dedicate the adequate time for the purpose of fulfilling my position as a director in the Company, taking into account, among other things, the Company's special needs and its size, as required by the Law.

My qualifications were presented to the Company. For more information please see the most recent Form 20-F, which includes a updated description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

C.	I declare that I meet the eligibility requirements provided for by the Companies Law to serve as a director in the Company, and I declare that:

1.	I am not a minor, legally incompetent and I was not declared non-discharged bankrupt.

2.	My other positions or occupations will not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

3.
I have not been convicted in a judgment in the first instance of the following offences and if I was previously convicted in a judgment of the following offences, the court determined, at the time of conviction or thereafter, at my request, that albeit my conviction of the following offences and considering, inter alia, the circumstances under which the offence was committed, I have no hindrance to serve as a director in a public company or that five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company) elapsed from the date the judgment of which I was convicted was rendered,  at the court's decision:

a)
Offences pursuant to Sections 290 to 297, 392, 415, 418 to 420 and 422 to 428 of the Penal Law, 5737-1977, and pursuant to Sections 52C, 52D, 53(A) and 54 of the Securities Law, 5728-1968 (hereinafter: "the Securities Law") or Any other offence determined by the Minister of Justice by virtue of Section 226(C) of the Companies Law, 5759-1999.

b)	Conviction in a court outside Israel of offences of bribery, deceit, offences by managers of a corporate body or offences involving misuse of inside information.

4.	I have not been convicted in a judgment in the first instance of any other offence, which is not mentioned in section 4 above, in respect of which a court holds that, due to the substance, gravity or circumstances of such offense, I am not fit to serve as a director in either a public company or a private company which is a bonds' company and if I was convicted in the past in a judgment in the first instance of the abovementioned offence, five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company or a Bonds' company) elapsed from the date the judgment of which I was convicted was rendered, at the court's decision.

5.	No means of Enforcement (as defined in the Securities Law) have been imposed on me by The Administrative Enforcement Committee (as defined in the Securities Law) which forbids me to serve as a director in any public company or Bonds' company and/or the Company and if such means of enforcement was imposed on me, the period prescribed by the Administrative Enforcement Committee in its decision elapsed.

6.	If I cease to meet any of the conditions required pursuant to the Companies Law to my serving as a director in the Company or if there is any ground for the expiry of my tenure as a director in the Company, including due to conviction by a judgment in the first instance of an offence as stated in Section 4(A) or 5 above and/or due to a decision of the Administrative Enforcement Committee, as defined above – I will immediately inform the Company accordingly and my tenure will expire on the date the notice is delivered. I am aware that pursuant to Section 234 of the Companies Law, breaching such duty of disclosure will be deemed as having committed a breach of my fiduciary duty to the Company.

D.
For the purpose of considering whether you are eligible to serve as a director with accounting and financial expertise or Professionally Eligible Director, please declare as follows, all definiteness are as of the date hereof in the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005: [1]

☒   Eligible to serve as a Director with accounting and financial expertise;

☐   Eligible to serve as a Professionally Eligible Director;

☐   None of the above;

E.	For the purpose of considering whether you are an independent director, I declare as follows[2]:

☒	I am not a relative of the Company's controlling person.

☒
At the time of the appointment or during the preceding two years I, my Relative,  employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no connection to the Company, to the Company's controlling person or to the controlling person's Relative or to another corporation or company having no controlling person or to anyone holding the controlling block or to anyone who is, at the time of the appointment, the chairman of the board of directors, the CEO, substantial shareholder or most senior office holder in the financial area;

For the purpose of the declaration pursuant to this Section E:

"Connection" – the existence of labor relations, business or professional relations generally or control as well as acting as an office holder, other than a director appointed to serve as an external director in a company about to offer shares to the public for the first time, other than extraordinary cases pursuant to the Companies Regulations (Matters that do not Constitute Connection), 5767-2006 and other than serving as a director in a company prior to being classified as an independent director;

"Another Corporation" – a corporation the controlling person of which, at the time of the appointment or during the preceding two years, is the Company or its controlling person.

"Relative" – spouse, brother or sister, parent, parent's parents, offspring as well as the offspring, brother, sister or parent of the spouse or the spouse of each of the aforesaid.

Without derogating from the abovementioned, I, my Relative, employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no business or professional relationship with anyone the connection with is forbidden pursuant to the provisions in this Section above, even if such relationship is not generally, other than minor relationship, and I did not receive any consideration in addition to the compensation and expense reimbursement to which I am entitled, pursuant to the Companies Regulations (Rules regarding Compensation and Expense Reimbursement of External Directors), 5760-2000, directly or indirectly, due to serving as a director in the Company.

1 Please tick all relevant boxes.
2 Please tick all relevant boxes.

I know that if such relations shall take place and/or such consideration will be received by me during my tenure, it will be seen as a breach of the terms required for my appointment or tenure as Independent Director.

☒	My other positions or occupations do not or may not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

☒	I do not serve as a director in another company in which any of the Company's directors serves as an independent director[3].

☒	I am not an employee of the Securities Authority nor am I an employee of any stock exchange in Israel.

☒	I do not serve as a director in the Company for more nine consecutive years.

For the purpose of the declaration pursuant to this Section E:

The termination of tenure which does not exceed two years will not be regarded as terminating the continuity of tenure.

For the purpose of this Section an "Independent Director" is a director meeting all the conditions and tests in Section E above.

☐	I do not meet all or some of the conditions and tests stated above and therefore, I do not meet the definition of an "Independent Director".

F.	My holdings of Securities of the Company, its Held Company[4], if its activity is material for the Company's activity ,are as follows: None

G.
I am aware that I must immediately report the Company of any increase or decrease in my holdings of Securities of the Company, or a Held Company[4], if its activity is material for the Company's activity.

H.	Are you an employee/office holder of the Company, its subsidiary, an affiliate thereto or a party of interest of the Company, if so – do provide further details: No

I.	Are you a family member of a senior office holder in the Company or of a party of interest of the Company, if so – do provide further details: No

J.
After having carefully read and understood all the aforesaid, I declare that all the aforesaid is true and that the identifying details are accurate and full and have been written by me, in my handwriting, and that I am aware that the provisions of the Companies Law stated above are not an exhaustive and final list and I know my full duties and rights pursuant to the Law.

In addition, I do not know of any other substantial detail that may affect my tenure as a director and/or the decision of the Company's audit committee as to my compliance with the eligibility conditions and tests to serve as an Independent Director and that had I known of any such detail, I would have indicated it in the declaration. If such detail is known to me, I will notify the Company immediately.

5.15.2024 Date	/s/ Ronnie Meninger Signature

3  Including an External Director.
4 "Held Company" – a consolidated company, a proportionately consolidated company or an associate. "Associate"  - as defined in the generally accepted accounting principles, and a company in which the corporation holds joint control and which is treated in accordance with the equity method.

APPENDIX B
EXTERNAL DIRECTOR DECLARATION

External Director Eligibility Declaration

Pursuant to Sections 240(b)- (e) of the Companies Law, 5759-1999 (hereinafter: "the Law") and stating the expertise of the director in accordance to the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005, and for observance of Sections 92(A)(12) and 219(d) of the Companies Law, intended for tenure in TAT TECHNOLOGIES LTD. (hereinafter: "the Company")

Date of appointment:          the date of the Annual General meeting of Shareholders

Name of Candidate:		Mordechai	Glick
		First name	Surname

Name in English		Mordechai	Glick
(according to passport)		First name	Surname

ID No.	065544397

Date of birth:		August 20, 1952	Nationality:	Israeli

My address:		3 Hateena St.	Meitar	4481300
		Street	Town	Zip code

Declarations

A.	I hereby confirm my consent to serve as a External director in the Company.

B.
I possess the necessary qualifications and skills and have the ability to dedicate the adequate time for the purpose of fulfilling my position as a director in the Company, taking into account, among other things, the Company's special needs and its size, as required by the Law.

My qualifications were presented to the Company. For more information please see the most recent Form 20-F, which includes a updated description of my academic degrees, as well as previous experience relevant for the evaluation of my suitability to serve as a director.

C.	I declare that I meet the eligibility requirements provided for by the Companies Law to serve as a director in the Company, and I declare that:

1.	I am not a minor, legally incompetent and I was not declared non-discharged bankrupt.

2.	My other positions or occupations will not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

3.
I have not been convicted in a judgment in the first instance of the following offences and if I was previously convicted in a judgment of the following offences, the court determined, at the time of conviction or thereafter, at my request, that albeit my conviction of the following offences and considering, inter alia, the circumstances under which the offence was committed, I have no hindrance to serve as a director in a public company or that five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company) elapsed from the date the judgment of which I was convicted was rendered,  at the court's decision:

a)
Offences pursuant to Sections 290 to 297, 392, 415, 418 to 420 and 422 to 428 of the Penal Law, 5737-1977, and pursuant to Sections 52C, 52D, 53(A) and 54 of the Securities Law, 5728-1968 (hereinafter: "the Securities Law") or Any other offence determined by the Minister of Justice by virtue of Section 226(C) of the Companies Law, 5759-1999.

b)	Conviction in a court outside Israel of offences of bribery, deceit, offences by managers of a corporate body or offences involving misuse of inside information.

4.	I have not been convicted in a judgment in the first instance of any other offence, which is not mentioned in section 4 above, in respect of which a court holds that, due to the substance, gravity or circumstances of such offense, I am not fit to serve as a director in either a public company or a private company which is a bonds' company and if I was convicted in the past in a judgment in the first instance of the abovementioned offence, five years or a shorter period of time (in which I have no hindrance to serve as a director in a public company or a Bonds' company) elapsed from the date the judgment of which I was convicted was rendered, at the court's decision.

5.	No means of Enforcement (as defined in the Securities Law) have been imposed on me by The Administrative Enforcement Committee (as defined in the Securities Law) which forbids me to serve as a director in any public company or Bonds' company and/or the Company and if such means of enforcement was imposed on me, the period prescribed by the Administrative Enforcement Committee in its decision elapsed.

6.	If I cease to meet any of the conditions required pursuant to the Companies Law to my serving as a director in the Company or if there is any ground for the expiry of my tenure as a director in the Company, including due to conviction by a judgment in the first instance of an offence as stated in Section 4(A) or 5 above and/or due to a decision of the Administrative Enforcement Committee, as defined above – I will immediately inform the Company accordingly and my tenure will expire on the date the notice is delivered. I am aware that pursuant to Section 234 of the Companies Law, breaching such duty of disclosure will be deemed as having committed a breach of my fiduciary duty to the Company.

D.
For the purpose of considering whether you are eligible to serve as a director with accounting and financial expertise or Professionally Eligible Director, please declare as follows, all definiteness are as of the date hereof in the Companies Regulations (Conditions and Tests for a Professionally Eligible Director with Accounting and Financial Expertise and for a Professionally Eligible Director), 5766-2005: [1]

☐   Eligible to serve as a Director with accounting and financial expertise;

☒   Eligible to serve as a Professionally Eligible Director;

☐   None of the above;

E.	For the purpose of considering whether you are an independent director, I declare as follows[2]:

☒	I am not a relative of the Company's controlling person.

☒
At the time of the appointment or during the preceding two years I, my Relative,  employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no connection to the Company, to the Company's controlling person or to the controlling person's Relative or to another corporation or company having no controlling person or to anyone holding the controlling block or to anyone who is, at the time of the appointment, the chairman of the board of directors, the CEO, substantial shareholder or most senior office holder in the financial area;

For the purpose of the declaration pursuant to this Section E:

"Connection" – the existence of labor relations, business or professional relations generally or control as well as acting as an office holder, other than a director appointed to serve as an external director in a company about to offer shares to the public for the first time, other than extraordinary cases pursuant to the Companies Regulations (Matters that do not Constitute Connection), 5767-2006 and other than serving as a director in a company prior to being classified as an independent director;

"Another Corporation" – a corporation the controlling person of which, at the time of the appointment or during the preceding two years, is the Company or its controlling person.

"Relative" – spouse, brother or sister, parent, parent's parents, offspring as well as the offspring, brother, sister or parent of the spouse or the spouse of each of the aforesaid.

Without derogating from the abovementioned, I, my Relative, employer, direct or indirect supervisor or the corporation of which I am the controlling person, have no business or professional relationship with anyone the connection with is forbidden pursuant to the provisions in this Section above, even if such relationship is not generally, other than minor relationship, and I did not receive any consideration in addition to the compensation and expense reimbursement to which I am entitled, pursuant to the Companies Regulations (Rules regarding Compensation and Expense Reimbursement of External Directors), 5760-2000, directly or indirectly, due to serving as a director in the Company.

1 Please tick all relevant boxes.
2 Please tick all relevant boxes.

I know that if such relations shall take place and/or such consideration will be received by me during my tenure, it will be seen as a breach of the terms required for my appointment or tenure as Independent Director.

☒	My other positions or occupations do not or may not form a conflict of interests with my position as a director and will not impair my ability to serve as a director.

☒	I do not serve as a director in another company in which any of the Company's directors serves as an independent director[3].

☒	I am not an employee of the Securities Authority nor am I an employee of any stock exchange in Israel.

☒	I do not serve as a director in the Company for more nine consecutive years.

For the purpose of the declaration pursuant to this Section E:

The termination of tenure which does not exceed two years will not be regarded as terminating the continuity of tenure.

For the purpose of this Section an "Independent Director" is a director meeting all the conditions and tests in Section E above.

☐	I do not meet all or some of the conditions and tests stated above and therefore, I do not meet the definition of an "Independent Director".

F.	My holdings of Securities of the Company, its Held Company[4], if its activity is material for the Company's activity ,are as follows: None

G.
I am aware that I must immediately report the Company of any increase or decrease in my holdings of Securities of the Company, or a Held Company[4], if its activity is material for the Company's activity.

H.	Are you an employee/office holder of the Company, its subsidiary, an affiliate thereto or a party of interest of the Company, if so – do provide further details: No.

I.	Are you a family member of a senior office holder in the Company or of a party of interest of the Company, if so – do provide further details: No

J.
After having carefully read and understood all the aforesaid, I declare that all the aforesaid is true and that the identifying details are accurate and full and have been written by me, in my handwriting, and that I am aware that the provisions of the Companies Law stated above are not an exhaustive and final list and I know my full duties and rights pursuant to the Law.

In addition, I do not know of any other substantial detail that may affect my tenure as a director and/or the decision of the Company's audit committee as to my compliance with the eligibility conditions and tests to serve as an Independent Director and that had I known of any such detail, I would have indicated it in the declaration. If such detail is known to me, I will notify the Company immediately.

5.20.2024 Date	/s/ Mordechai Glick Signature

3  Including an External Director.
4 "Held Company" – a consolidated company, a proportionately consolidated company or an associate. "Associate"  - as defined in the generally accepted accounting principles, and a company in which the corporation holds joint control and which is treated in accordance with the equity method.

APPENDIX C
PROPOSED UPDATED ARTICLES OF ASSOCIATION (MARKED)

THE COMPANIES ORDINANCE
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
Of
TAT TECHNOLOGIES LTD

(These   Articles   of   Association   have   been   adopted   by   a   Special   Resolution   on ~~October   2018~~                  August   15,   2024   and   they   replace   the   former   Articles   of Association).

INTERPRETATION

1.
[Amended 1998, 2013] In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

Words	Meanings
The Company	The above-named Company.

Companies Ordinance	The Companies Ordinance (new version) 1983 ("The Companies Ordinance ") as amended and as amended from time to time including any law or statute replacing it.

The Companies Law or The Israeli Companies Law	The Israeli Companies Law 5759-1999 ("The Companies Law") as amended and as amended from time to time including any law or statute replacing it.

The Statutes	The Companies Ordinance and/or The Companies Law and/or The Securities Law and/or every other Law for the time being in force and affecting the Company.

These Articles	These Articles of Association or as shall be altered from time to time by the General Meeting of the shareholders of the Company.

The Office	The registered office for the time being of the Company.

The Seal	The rubber stamp of the Company.

The Securities Law	The Israeli Securities Law 5728-1968 ("The Securities Law") as amended from time to time including any law or statute replacing it.

Month	Gregorian month.

The Record Date	The record date as determined pursuant to the provision of Article 55(a) of these Articles

Writing	Printing, lithography, photography, and any other mode or modes of representing or reproducing words in a visible form.

Special Resolution	In accordance with the Companies Ordinance, decision of 75% of the General Meeting of the shareholders of the Company.

Words importing the singular only shall include the plural, and vice versa.

Words importing the masculine gender shall include the feminine gender; and words importing person shall include corporations.

Subject as aforesaid, any words or expressions defined in the Statutes shall, except where the subject or context forbids, bear the same meanings in these Articles.

The Regulations in Table "A" in Schedule II to the Companies Ordinance shall not apply to the Company

THE PURPUSE OF THE COMPANY

2.	[Amended 2013] The Company may engage in any lawful occupation.

THE LIABILTY OF SHAREHOLDERS

3.
[Amended 2013] The liability of the shareholders is limited, as determined in the Companies Law. For this purpose, each shareholder is responsible for repayment of the nominal value of shares. In the event that the Company issued shares in exchange for lower nominal value, the responsibility of each shareholder will be limited to the repayment of the amortized amount of the consideration for each share assigned to him as aforesaid.

NON-PRIVATE COMPANY

4.	The Company is a non-private company; consequently:

(a)	No limitations will apply to the transfer of its shares;
(b)	The number of shareholders is unlimited;
(c)	The company may issue to the public shares, debentures or any other securities.

5.
 [Amended 1993, 1998, 2005, 2018, 2024] The share capital of the company is 11,700,000 (Eleven Million Seven Hundred Thousand) New Israeli Shekels, divided into 13,000,000 (Thirteen Million) Ordinary Shares of  ~~a nominal~~  no per value of  ~~0.9 New Israeli Shekel (NIS 0.9)~~ each, all ranking pari-passu.

SHARES

6.
Subject to these Articles or to the terms of any resolution creating new shares, the unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium, or, subject to the provisions of the Statues, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

7.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other moneys in respect of such share.

8.
No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize any equitable, contingent, future, or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

9.
[Amended 2013] Every member shall be entitled without payment to receive after allotment or registration of transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Directors for the purpose.

10.
If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced, and such indemnity (if any) being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate, and in any case on payment of such sum not exceeding NIS 5 (Five New Israeli Shekels) as the Directors may from time to time require.

11.	[Deleted 2013]

12.	[Deleted 2013]

13.	[Deleted 2013]

CALLS ON SHARES

14.
[Amended 2013] No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any). The shareholders who are entitled to a dividend shall be the holders of shares on the date of the resolution regarding the dividend or on a later date if a later date is prescribed in such resolution.

15.

(a)
If under the conditions of the issuance of shares there is no fixed date for the payments due therefor, the Directors may from time to time make such calls upon the members in respect of all moneys then unpaid on shares possessed by them and every member will pay the sum demanded of him at the place and time appointed by the Directors, provided that fourteen days notice as to the place and date of payment was served on him. The Directors may revoke or postpone any call.

(b)	A call shall be deemed to have been made at the time when the Resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

(d)
If before or on the day appointed for payment thereof, a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or Installment at such rate not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

16.

(a)
Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made, and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified as hereby provided;

(b)
The Directors may at the time of allotment of shares make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such call.

17.
The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies due upon his shares beyond the sums actually called up thereon; and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed by them and the Company.

TRANSFER OF SHARES

18.
No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

19.
The Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the share, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Directors.

All instruments of transfer shall remain in the custody of the Company but any such instrument which the Directors refused to register shall be returned to the person from whom it was received, if such request be made by him.

20.
[Amended 1998] The Transfer Records and the Register of Members and Debenture Holders (if any) and Debenture Stock Holders (if any) and other securities (if any) of the Company may be closed during such time as the Directors may deem fit, not exceeding in the aggregate, thirty days in each year. To avoid any doubts, the determination of a Record Date shall not constitute nor be deemed as a closing of the above records or registers.

TRANSMISSION OF SHARES

21.
In the case of the death of a member, or a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder form any liability in respect of any share or any debenture jointly held by him.

22.
Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy of any member, may, upon producing such evidence of title as the Directors shall require, with the consent of the Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

23.
A person entitled to a share or a debenture by transmission shall be entitled to receive, and may give a discharge for, any dividends or interest or other moneys payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member or a holder of a debenture unless and until he shall become a member in respect of the share or a holder of the debenture.

FORFEITURE OF SHARES

24.
If any member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, or on the person entitled to the share by transmission requiring him to pay such call or installment, or such part thereof as remains unpaid, together with any expenses incurred by the company by reason of such non-payment.

25.
The notice shall name a further day (not earlier than the expiration of thirty days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, is to be made, and shall state that In the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

26.
If the requisitions of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

27.
Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all call and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they shall see fit.

28.
Every share which shall be forfeited shall thereupon become the property of the Company and may be either cancelled or sold or re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof, or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit. [Amended 2013] Each Forfeited share that hasn’t been sold or canceled, will become dormant Share, as defined in the Israeli Companies law, and will not confer any rights, so long that such shares is owned by the Company.

29.
A member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture.

30.
The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

31.
A sworn declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

LIEN

32.
The Company shall have a first and paramount lien upon all shares (which are not fully paid up) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares; but the Directors may at any time declare any share to be exempt wholly or partially from the provisions of this Article.

33.
The Directors may sell the shares subject to any such lien at such time or times and in such manner as they shall think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists, or some part thereof, are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default shall have been served on such member, or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen days after such notice.

34.
The net proceeds of such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

35.
Upon any such sale (i.e., following forfeiture or foreclosing on a lien for and the bona fide use of the powers granted with respect thereto) the Directors may enter the purchaser's name in the Register as holder of the shares and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

SHARE WARRANTS TO BEARER

36.

(a)
The Company may, subject to the provisions of the Statutes, with respect to fully paid up shares, issue warrants (hereinafter called "share warrants"), stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of dividends on the shares included in such warrants. The Directors may determine and from time to time vary, the conditions upon which share warrants shall be issued, and in particular the conditions upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or upon which a share warrant may be surrendered, and the name of the bearer entered in the Register in respect of the shares therein specified. The bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of such share warrant.

No new share warrant or coupon shall be issued in the place of one which has been lost or destroyed unless it shall have been established to the satisfaction of the Directors that the same has been lost or destroyed.

(b)
A share warrant shall entitle the bearer to the shares included in it, and such shares shall be transferred by the delivery of the share warrant and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto.

(c)
The bearer of a share warrant may at any time deposit the warrant at the Office or at any other place, if any, indicated by the Directors, and after the expiration of two clear days from the time of deposit, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company, and of attending and voting and exercising the other privileges of a member at any meeting held, as if his name was inserted in the Register as the Holder of the shares included in the deposited warrant. Not more than one person shall be recognized as depositor of a share warrant.

Upon prior notice in writing of two days the Company shall return to the depositor the share warrant deposited by him.

(d)
Subject as otherwise expressly provided herein, no person shall, as bearer of a share warrant, sign a requisition for calling a Meeting of the Company, or attend, or vote, or exercise any other privilege of a member at a Meeting of the Company and said person shall not be entitled to receive any notices from the Company.

But the bearer of a share warrant shall be a member of the Company and entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the warrant.

[Deleted 2013]

ALTERATIONS OF CAPITAL

37.	The General Meeting of the shareholders of the Company may from time to time:

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Cancel any shares not taken or agreed to be taken by any person; or

(c)
Divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them, subject, nevertheless, to the provisions of the Statutes, and so that as between the resulting shares, one or more of such shares may by the Resolution by which such sub-division is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other shares; or

(d)
Reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular exercise all or any of the powers conferred by Section 151 of the Companies Ordinance, or any statutory modification thereof.

38.	The Company may, subject to applicable law, issue redeemable shares and redeem the same

INCREASE OF CAPITAL

39.
The General Meeting of the shareholders of the Company may from time to time , whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

40.
[Amended 2013] Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions of these Articles with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

[Deleted 2013]

BORROWING POWERS

41.
The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking, or, the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

GENERAL MEETINGS

42.
[Amended 2013] An Annual General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding Annual General Meeting and at such place as may be determined by the Directors. Such Annual General Meetings shall be called "Ordinary Meetings" and all other General Meetings of the Company shall be called "Extraordinary Meetings". The Annual General Meeting shall receive and consider the Directors' Report, the Profit and Loss Account and Balance Sheet, shall elect Directors, appoint Auditors and transact any other business which under these Articles or by the Statutes are to be transacted at a General Meeting of the Company.

43.
[Amended 1998. 2013]In accordance with the Israeli Companies Law and subject to the provisions of the Statutes, as may be from time to time in effect, the Directors may, whenever they think fit, and upon a demand of two directors or one quarter of the directors in office at that time or upon demand of one or more shareholders, holding at least five percent (5%) of the issued shares and one percent (1%) of the voting rights or holding five percent (5%) of the voting rights in the Company (hereinafter: "the Requisitionists") , shall convene an Extraordinary Meeting, in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, and particularly under the provisions of article 53(a), entitled to receive notice from the company. Any such requisition must state the objects for which the meeting is to be called, be signed by the Requisitionists, and must be deposited at the office. Such requisition may consist of several documents in like form, each signed by one or more requisitionists. If the Directors do not, within twenty-one days from the date of the deposit of such requisition, proceed to convene a Meeting, the  the party demanding the convening of the meeting, and, in the case of shareholders, that portion of them that has more than half of their voting rights, may convene the meeting themselves, provided that the meeting shall not take place more than three months after the said demand is submitted, and in accordance with the Companies Law.

[Amended 2013] Subject to the provisions of the Statutes as may be from time to time in effect, the agenda of the General Meeting will be determined by the Board and it will include also topics which are required to be converted at an Extraordinary Meetings as mentioned above. Also, one or more shareholder, holding one percent (1%) of the voting rights in a General Meeting, may request that the Board include topics on the agenda of a General Meeting, provided that such topics are suitable to be discussed at a General Meeting.

44.

(a)
[Amended 1998, 2001. 2013] Subject to the provisions of the Statutes as may be from time to time in effect, and the provisions herein, the Company will publish a notice regarding the General Meeting specifying the place, the day and the hour of meeting and in the case of special business the general nature of such business, shall be given in the manner hereinafter mentioned, to such members as are, under the provisions of these Articles, entitled to receive notices from the Company.

(b)
Subject to the provisions of the Statutes as may be from time to time in effect, whenever the Board of Directors is required to convene an Extraordinary Meeting it shall convene such meeting within twenty-one days' on the date designated in the notice provided that the meeting date will be no later than thirty-five days from the date of publication of the notice. Notices shall be given by post or by personal delivery to every registered shareholder of the Company, entitled to receive notice from the Company under the provisions of these Articles, and particularly under the provisions of article 53(a), to his address as described in the Register of Members of the Company or such other address as designated by him in writing for this purpose. Provided that the accidental omission to give such notice to or the non-receipt of such notice by any such member shall not invalidate any resolution passed or proceeding had at any such meeting. And, with the consent of all the members for the time being entitled to receive notices of meetings, a meeting may be convened upon a shorter notice or without notice and generally in such manner as such members may approve. Such consent may be given at the meeting or retrospectively after the meeting.

(c)
Notice with respect to any General Meeting shall be regarded proper and sufficient if it specifies in a general manner the general nature of the matter to be transacted at the General Meeting, or, without making the procedure hereinafter set forth mandatory, if it specifies that the draft of the resolution to be proposed to the General Meeting is available for inspection at a designated place during a designated time period.

PROCEEDINGS AT GENERAL MEETINGS

45.
[Amended 1998, 2013] No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any shareholders Meeting shall be two members present in person or by proxy, holding or representing at least one third of the total voting rights in the Company on the Record Date.

46.
If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or any time and hour as the Directors shall designate and state in a notice to the members, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two members present in person or by proxy shall be a quorum.

47.
The Chairman (if any), chosen as such among the Directors, shall preside at every General Meeting, but if there shall be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the members present shall choose a Director, or, If no Director be present, or if all the Directors present decline to take the Chair, they shall choose a member present to be Chairman of the meeting.

48.
[Amended 1998] The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned pursuant to the provisions of this Article for seven days or more, notice of the adjourned meeting shall be given to the members entitled to receive notice from the Company under the provisions of these Articles, and particularly under the provisions of article 55(a), in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

VOTES OF MEMBERS

49.
[Amended 1998, replaced 2004, amended 2013] Subject to the provisions of Statutes as may be from time to time in effect, all resolution by any General Meeting of the company, , including but not limited to amendment of the Memorandum of Association of the Company or these Articles, shall be deemed adopted if approved by the holders (in aggregate) of the majority votes represented at such general meeting and participating in the vote (excluding any abstaining votes) in person or by proxy.

50.
[Amended 1998, 2013] At all General Meetings, a resolution put to a vote at the meeting shall be decided on a show of hands,  and a declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution. As mentioned below, votes may be given also by proxy.

51.	[Deleted 2013]

52.	[Deleted 2013].

53.	[Replaced 1998, Amended 2013] Subject to the provisions of the Statutes, as may be from time to time in effect:

(a)
The Board of Directors may fix a Record Date to determine the shareholders entitled to notice of and/or to vote at any meeting of shareholders or any adjournment thereof (the "Meeting"), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than twenty one (21) nor less than four (4) days before the date of the Meeting. Notwithstanding the above, in a Meeting that the agenda includes also topics listed in Section 87(a) to the Israeli Companies Law, the Record Date shall not be more than forty days (40) nor less than twenty eight (28) days before the Meeting unless allowed otherwise by the Statutes.. The Record Date for determining shareholders entitled to notice of or to vote at the meeting shall be at the close of business on the day next preceding the day on which such board meeting is held. A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however that the Board of Directors may fix a new Record Date to the adjournment meeting.

(b)	Every member shall have one vote for each share of which he is the holder.

54.
If any member be a lunatic, idiot, or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

55.
If two or more persons are jointly entitled to a share, then in voting upon any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

56.	[Amended 2013] Votes may be given either personally or by proxy. A proxy does not need to be a member of the Company.

57.

(a)
The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Directors, and shall be signed by the appointor or by his attorney duly authorized in writing, or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

(b)	[Deleted 2013]

58.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which the vote is given unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

59.
The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Directors may from time to time either generally or in a particular case or class of cases prescribe, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

60.
Subject to the provisions of the Statutes, a resolution in writing signed by all the members, in person or by proxy, for the time being entitled to vote at General Meeting of the Company shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

61.
A member will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing member. Every proxy so appointed on behalf of the same member shall be entitled to vote as he sees fit.

62.
No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by him in respect of his shares in the Company shall have been paid.

DIRECTORS

63.
[Amended 2013] The Board of Directors of the Company shall consist of such number of Directors as may be fixed from time to time by an Ordinary Resolution of a General Meeting, provided it shall not be less than two, including external directors, or more than eleven. As long that the Company is a public company, corporation cannot be nominated as a director in the Company.

64.
The Directors shall be elected at the Annual General Meeting of the Company and shall hold office until the close of the succeeding Annual General Meeting. Should no Directors be elected at the Annual General Meeting, the Directors holding office at the time such meeting was convened shall continue to hold their office. Directors whose term of office expired may be re-elected.

65.	[Deleted 2013]

66.
[Amended 2013] Director's term will begin on the date of his appointment - as stated by the General Meeting, but the General Meeting may set a date later than the date of the General Meeting as the start date for appointment as a Director of the Company.

67.
[Amended 2013] Subject to the provisions of the Companies Law, the Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

68.	[Amended 2013] The office of a Director shall be vacated, ipso facto, under the circumstances set forth in the Statures.

69.
[Amended 2013] Subject to the provisions of the Statutes, no Director shall be disqualified by virtue of his office from holding any office, or, deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered Into by or on behalf of the Company in which the Director shall in any way be interested, be avoided, nor shall any Director be liable to account to the Company for any profit arising from any such office or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at the first meeting of the Board of Directors after the acquisition of his Interest.

After such disclosure of personal interest, the Director shall not be entitled to participate and vote as a Director in the set Board of Directors meeting regarding any contract or arrangement in which he is interested as aforesaid except for contracts or arrangements according to Article 271 of the Israeli Companies Law. The Director who has a personal interest, may be present to explain the contract or arrangement, if the Chairman of the Board, determines that he is required to do so. However, if a majority of the Directors have personal interest, all the members of the Board of Directors shall be entitle to participate and vote in the aforementioned Board of Directors meeting and such transaction will have to be further subject to the approval of the shareholders of the Company. A general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with that firm or company shall not be a sufficient disclosure under this Article and every Director shall give a special notice relating to any particular transaction with such firm or company.

70.	[Amended 2013] The Company may from time to time at a General Meeting, increase or decrease the number of Directors subject always to Article 63.

71.
[Amended 2013] In the event of one or more vacancies in the board of Directors, the continuing Directors may continue to act as long as the Board of Directors consists of at least more than three Directors. However, in the event that the remaining Directors are less than three Directors, the remaining Director or Directors may not be permitted to act only for convening a General Meeting for the purpose of the election of new Directors

72.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may at any time and from time to time appoint any other person as a Director, whether to fill a casual vacancy or to add to their number. Any Director so appointed shall hold office until the first General Meeting convened after such appointment and may be re-elected.

73.
[Amended 2013] Subject to the provisions of the Statutes, the Company may at a General Meeting remove any Director from office before the expiration of his term of office and appoint another Director in his stead, provided that the removed Director shall be given a reasonable opportunity to present his case to the General Meeting. The person so appointed shall hold office only for such period as the person in whose stead he was appointed would have held office had he not been removed.

74.
[Amended 2013] As long that the Company is a public company according to the Israeli Companies Law, the Company shall have at least two external directors, as defined in the Israeli Companies Law, at least one of whom must be a director with accounting and financial expertise, and the rest have professional qualifications, as defined in the regulations promulgated under Section 240 of the Israeli Companies Law.

PRESIDENTS

75.
The Board of Directors may from time to time appoint one or more persons as President or Presidents of the Company whether for a fixed term or without any limitation of time and the Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.

76.	The Directors may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him (them) by the President.

77.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may from time to time confer upon and delegate to a President then holding office such authorities and duties of the Board of Directors as they may deem fit, and they may delegate such authorities for such period and for such purposes and subject to such conditions and restrictions which they consider advantageous, and they may delegate such authorities with or without waiving the authorities of the Directors with respect thereto and their being in lieu of their authorities, in whole, or in part, and they may from time to time revoke, cancel and alter such authorities in whole or in part.

78.
[Amended 2013] Subject to the provisions of the Statutes, as may be from time to time in effect, the remuneration of a President shall be approved by the Company's compensation committee, the Directors and the shareholders meeting in a special majority, as defined and required according to the Israeli Companies law, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of wages or commissions or profit sharing or a combination thereof.

79.	[Deleted 2013]

80.	[Amended 2013] Subject to the provisions of the Statutes, the Company may elect the same person as its President and its Board of Directors chairman.

DIRECTOR'S ACTS AND AUTHORITIES

81.
[Amended 2013] The powers and the duties of the Board of Directors shall be as prescribed by the Companies Law, subject to the provisions of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

82.
[Amended 2013] Subject to the provisions of the Statutes, the Directors may meet together for the dispatch of the business of the Company and they may postpone their meetings and otherwise regulate them as they shall deem fit. A Director may call a meeting of the Board of Directors at any time. The quorum for the dispatch of business by the Board of Directors shall be determined by the Directors and if not so determined shall be the majority of the Directors.

83.
[Amended 2013] A resolution in writing signed or otherwise approved by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held, provided that all the directors who are entitled to participate in such resolution and to vote on it, agreed not to convene the same matter.

84.
[Amended 2013] Subject to the provisions of the Statutes, every Director shall be entitled to be represented and to vote at any meeting of the Board of Directors by another Director or by another person appointed by him (not a corporation), who shall act as his alternate for one meeting or for another specified period or until notice be given of the cancellation of the appointment. In order to be nominated, the alternate Director must be eligible to be appointed as a Director according to the Israeli Companies law. Each alternate Director shall have the number of votes equivalent to the number of Directors who appointed him as alternate and if he himself is a Director he shall have such number of votes in addition to his own vote. The appointment of an alternate shall be made in writing. A Director may appoint two alternates. However, if the two alternates of the same Director shall be present at the Board of Directors' meeting, only one of them shall have the right to vote thereat. It shall be noted that the appointment of an alternate Director to the Board, does not relieve the nominating Director from his responsibility as a Director.

85.
[Amended 2013] A Director being at any time absent from Israel shall be entitled during such time to a seven day notice of any Meetings of the Board of Directors, provided he notified the Company of an address to which such notice should be sent. Such notice should be sent by fax, e-mail, telex, cable or telecopier.

86.

(a)
[Amended 2013] The Board of Directors will elect a Chairman for their meeting and fix the term of his office, and unless otherwise decided, the Chairman shall be elected annually. In the event that a Chairman was not elected and if the Chairman should fail to be present at a meeting 15 minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

(b)
All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the case of an equality bf votes, the Chairman of the meeting shall have a further or casting vote.

87.
Any meeting of the Board of Directors, at which a quorum is present, shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them,

88.
[Amended 2013] Subject to the provisions of the Statutes, the Board of Directors may delegate their authorities in whole or in part to committees as they shall deem fit and they may from time to time revoke such delegation. Any committee so created, must, in exercising the authorities granted to it, adhere to all the instructions of the Board of Directors given from time to time.

The meetings and proceedings of any such committee comprised of two or more members shall be governed by the provisions of these Articles regulating the meetings of the Board of Directors in so far as appropriate thereto unless the provisions of the Companies Law or the Board of Directors shall otherwise regulate the meetings of such a committee (hereinafter: "Committee of the Board of Directors").

89.
All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

90.	[Amended 2013] The Board of Directors and each Committee of the Board of Directors shall cause proper Minutes to be kept of the following:

(a)	The names of all the Directors present at any meeting of the Board of Directors and at any meeting of a Committee of the Board of Directors;

(b)	All resolutions and proceedings of General Meetings of the Company, Board of Directors' meetings and Committee of the Board of Directors' meetings.

Any Minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein. The minutes shall be kept for a period of seven (7) years from the date of the relevant meeting.

91.
[Amended 2012] Subject to the provisions of the Statutes, all bona fide acts carried out at any meeting of the Board of Directors held in Israel or thereafter as a result therefrom shall be valid notwithstanding the fact that a Director who was absent from Israel at the time of the meeting did not receive a notice with respect to its convening.

BRANCH REGISTERS

92.
[Amended 2013] Subject to and in accordance with the provisions of the Statutes and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

SECRETARY

93.
The Board of Directors may from time to time appoint a Secretary to the Company as it deems fit and may appoint a temporary Assistant-Secretary who shall act as Secretary for the term of his appointment.

RIGHTS OF SIGNATURE - STAMP AND SEAL

94.

(a)
Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors. The Company shall have at least one rubber stamp. The Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or imprinted name (e.g. cheques).

(b)
The Board of Directors may provide for a seal. If the Board of Directors so provide, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

DIVIDENDS

95.
[Amended 2013]Subject to the provisions of the Statutes, and subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares, with regard to dividends, the profits of the Company available for dividend and resolved to be distributed, shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively, otherwise than in advance of calls. Unless not otherwise specified in the conditions of issuing of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period (Pro-Rata Temporis).

96.
[Replaced 2002, amended 2013] The Company's Board of Directors, subject to any restrictions contained in the Statutes, may declare and pay dividend, either in the form of cash or stock, to its shareholders according to their rights and interests in the profit and may fix the time for payment.

97.	[Deleted 2013]

98.	A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

99.	Notice of the declaration of any dividend, shall be given to the holders of registered shares in manner hereinafter provided.

100.
[Amended 2012] Subject to the provisions of the Statutes, unless otherwise directed, any dividend may be paid by cheque or warrant, sent through the post to the registered address of the member or person entitled, or in the case of joint registered holders to that one of them first named in the register in respect of the joint holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The receipt of the person whose name, at the date of the declaration of the dividend, appears on the register of members as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company

PAYMENT IN SPECIE AND CAPITALIZATION OF PROFITS

101.
[Replaced 2002, amended 2013] Subject to the provisions of the Statutes, upon declaration by the Board of Directors a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures, debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways.

102.	[Amended 2013] Subject to the provisions of the Statutes, upon the recommendation of the Board of Directors, approved by Ordinary Resolution of the Company, the Company -

i.
may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or to be distributed only to a certain part of the shareholders, while not distributed to other shareholders as will be decided by the General Meeting on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock or any other securities of the Company which shall be distributed accordingly, or in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and –

ii.
may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum. When distributing shares for capitalized profits all members shall receive shares of one class - whether such class existed prior thereto or was created therefor; or, every shareholder shall receive shares of the same class which conferred upon him the right to receive shares from the capitalization of profits, or of any other class or a combination of several classes of shares - in accordance with the approval of the General Meeting.

103.	[Deleted 2013]

104.
[Amended 2013] For the purpose of giving full effect to any resolution under Articles 100 and 101 the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular may fix the value for distribution to any members upon the footing of the value so fixed or determine that fractions of less nominal value than one New Israeli Shekel may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

ACCOUNTS

105.
[Amended 2013] The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Statutes and of any other applicable law. Such books of account shall be, kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. Subject to the provisions of the Statutes no member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorised by the Board of Directors or by Ordinary Resolution of the Company.

106.	At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

107.	The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by the applicable law.

NOTICES

108.	[Amended 2013] Subject to the provisions of the Statutes:

(a)
Any notice or other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail (air mail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other addresses as he may have designated in writing for the receipt of notices and other documents together with publication in two daily newspapers published in Israel. Any written notice or other document shall be deemed to have been served forty-eight (48) hours after it has been posted (seven (7) days if sent to a place, or posted at a place outside Israel), or when actually received by the addressee if sooner than forty-eight (48) hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the President), provided, however, that such notice or other document as mentioned above may be sent by cablegram or telex and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram or telex has been sent or when actually received by such member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article.

(b)
Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of Its delivery to him, unless he is duly registered as a member.

(c)
All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(d)
Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(e)
Any notice or other document served upon or sent to any member by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company has notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

(f)	Where a given number of days notice or notice extending over any period is required to be given, the day of service shall be counted in such number of days or other period.

(g)	[Added 1998] To avoid any doubts, the entitlement of a member to receive any notice relating to convening meeting of shareholders under these Articles shall be as determined in article 53(a).

RECONSTRUCTION

109.
Subject to the provisions of the Statutes, on any sale of the undertaking of the Company, the Directors, or the liquidators on a winding-up, may, if authorized by, accept fully paid or partly paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed, for the purchase in whole or in part of the property of the Company, and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares, or securities, or any other property of the Company, amongst the members, without realization, or vest the same In trustees for them, and any may provide for the distribution or appropriation of the cash, shares, or other securities, benefits, or property, otherwise than in accordance with the strict legal rights of the members as contributories of the Company, and for valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only In the event that the Company is proposed to be or is in the course of being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

INDEMNITY AND INSURANCE

110.	[Replaced 2004, amended 2013]

(a)
Subject to the provisions of the Statutes, the Company is authorized to indemnify its Directors and other Office Holders (collectively "the Officers"), as this term is defined under section 1 of the Companies Law, to the fullest extent permitted by the Companies Law, for any liability, payment or expense as detailed below, imposed on the Officers or expended by them due to an action (or omission) preformed by the Officers in their capacity as Officers of the Company.

(b)	The Company may indemnify Officers retrospectively for debts or expenses imposed on such Officer due to an act done by virtue of his being an Officer in the Company:

(1)	A monetary liability imposed on an Officer in favor of another person by a judgment, including a compromise judgment or an arbitration decision that was approved by a court;

(2)
Reasonable legal expenses, including attorney's fees, (i) expended by the Officer as a result of an investigation or proceeding instituted against the Officer by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the Officer and either (A) concluded without the imposition of any monetary liability in lieu of criminal proceedings or (B) concluded with the imposition of a monetary liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent, or (ii) expended by the Officer in respect of any monetary sanction;

(3)	A monetary obligation imposed on the Officer in favor of another person who was injured by a violation, as this term is defined in section 52(54)(a)(1)(a) of the Securities Law.

(4)
Expenses expended by the Officer, including reasonable litigation expenses, and including attorney's fees, in respect of any proceeding under chapters 8-C, 8-D or 9-A of the Securities Law or in respect to any monetary sanction.

(5)
Reasonable legal expenses, including attorneys fees, which the Officer incurred or with which he was charged by the Court, in a proceeding brought against him by the Company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent;

(6)	Any other liability, payment or expense which the Company may indemnify its Officers under the Statues.

The Company may undertake in advance to indemnify its Officers in any one of the following situations:

(1)
A monetary liability imposed on an Officer in favor of another person by a judgment, including a compromise judgment or an arbitration decision that was approved by a court provided that such undertaking be limited to types of events that in the opinion of the Board of Directors can be foreseen at the time of granting the undertaking to indemnify, and to a sum determined by the Board of Directors as reasonable in the circumstances of the case.

(2)	A provision permitting the company to indemnify its Officer for debts or expenses stated in articles 110(b)(2)-(6) above.

In any event, the total amount of indemnification that the Company will pay (in addition to amounts received from an insurance company, if any) to all officers of the Company, in aggregate, shall not exceed, in all circumstances, more than 25% the company's shareholders' equity, according to the Company's latest consolidated financial statements, prior to the date that the indemnity is paid.

(c)
Subject to the provisions of the Companies Law, the Company may enter into an agreement for the insurance of Officers responsibility for any liability that will be imposed on the officers due to an action (or omission) preformed by the Officers in their capacity as Officers of the Company, in each of the following:

(1)	A breach of duty of care to the Company or to any other person;

(2)	Breach of fiduciary duty to the Company, on condition that the Officer acted in good faith and had reasonable grounds to assume that the act would not cause the Company any harm;

(3)	A monetary obligation that will be imposed on the Officer to the benefit of another person.

(4)	A monetary obligation imposed on the Officer in favor of another person who was injured by a violation, as this term is defined in section 52(54)(a)(1)(a) of the Securities Law.

(5)
Expenses expended by the Officer, including reasonable litigation expenses, and including attorney's fees, in respect of any proceeding under chapters H-3, H-4 or I-1 of the Securities Law or in respect any monetary sanction.

(d)
Subject to the provisions of the Companies Law, the Company is authorized to procure insurance for or indemnify any person whom is not an Officer, including, without limitations, any employee, agent, consultant or contractor of the Company.

[Deleted 2013]

WINDING ־ UP

111.
If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may with the sanction of an Extraordinary Resolution divide among the members in specie any part of the assets of the Company, and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the members, as the liquidators with like sanction shall think fit. The resolution sanctioning any such division may also sanction a division otherwise than in accordance with the legal rights of the members and may confer special rights on any class of member, but in case any resolution shall be passed sanctioning any division otherwise than in accordance with the legal rights of the members, any member who would be prejudiced thereby shall have a right to dissent, and, ancillary rights, as if such resolution were a Special Resolution passed pursuant to Section 334 of the Companies Ordinance.

112.
[Added 2013] The Company may donate reasonable sums to worthy causes, even if such donations are not within the scope of business consideration, as the Board or the President of the Company shall deem fit from time to time.